PROGRESS

Third Quarter 2019

Earnings Release & Supplemental Financial Information

NATIONAL STORAGE AFFILIATES

Table of Contents

Page

1	Earnings Release

7	Consolidated Statements of Operations

8	Consolidated Balance Sheets

9	Schedule 1 - Funds From Operations and Core Funds From Operations

11	Schedule 2 - Other Non-GAAP Financial Measurements

12	Schedule 3 - Portfolio Summary

14	Schedule 4 - Debt and Equity Capitalization

16	Schedule 5 - Summarized Information for Unconsolidated Real Estate Ventures

17	Schedule 6 - Same Store Performance Summary By State

21	Schedule 7 - Same Store Performance Summary By MSA

25	Schedule 8 - Same Store Operating Data - Trailing Five Quarters

26	Schedule 9 - Reconciliation of Same Store Data and Net Operating Income to Net Income

27	Schedule 10 - Selected Financial Information

28	Glossary

October 30, 2019
National Storage Affiliates Trust Reports Third Quarter 2019 Results
GREENWOOD VILLAGE, Colo. - (BUSINESS WIRE) - National Storage Affiliates Trust (“NSA” or the "Company") (NYSE: NSA) today reported the Company’s third quarter 2019 results.
Third Quarter 2019 Highlights

•
Reported net income of $16.5 million for the third quarter of 2019, a decrease of 1.9% compared to the third quarter of 2018. Reported loss per share of $0.20 for the third quarter of 2019, primarily relating to the HLBV method for allocating net income among the various classes of equity.

•	Reported core funds from operations ("Core FFO") of $36.7 million, or $0.40 per share for the third quarter of 2019, an increase of 11.1% per share compared to the third quarter of 2018.

•
Achieved same store net operating income ("NOI") growth of 4.2% for the third quarter of 2019 compared to the same period in 2018, driven by a 3.7% increase in same store total revenues and a 2.7% increase in same store property operating expenses.

•
Acquired six wholly-owned self storage properties for $35.8 million during the third quarter of 2019. Consideration for these acquisitions included the issuance of approximately $1.0 million of OP equity.

•	Issued $100.0 million of 3.98% senior unsecured notes due August 30, 2029 and $50.0 million of 4.08% senior unsecured notes due August 30, 2031 in the Company's inaugural debt private placement.

•	Executed an agreement with lenders to extend maturities and increase the total borrowing capacity under the Company's credit facility by $255.0 million for a total credit facility of $1.275 billion.
Arlen Nordhagen, Chairman and Chief Executive Officer, commented, "Once again, our quarterly results were slightly ahead of expectations and included strong 4.2% same store NOI growth driven by a 3.7% increase in same store total revenues. These operating results combined with the acquisition of 62 self storage properties during the first three quarters of 2019 generated an excellent 11.1% increase in third quarter 2019 Core FFO per share."
Tamara Fischer, President and Chief Financial Officer, added, "With the amendment of our credit facility and the closing of a debt private placement during the third quarter, our balance sheet is well positioned to fund our long-term growth plans. We ended the third quarter with a weighted average cost of debt of 3.5%, a weighted average maturity of 6.2 years and the full borrowing capacity available under our $500.0 million revolving line of credit."
Ms. Fischer continued, "Given third quarter results were slightly ahead of expectations, and we expect fourth quarter operating expenses to be lower than prior forecasts, we are again increasing guidance for Core FFO per share and same store NOI growth assumptions for full-year 2019."

Financial Results

($ in thousands, except per share and unit data)	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	Growth	2019	2018	Growth
Net income	$16,514	$16,829	(1.9)%	$47,187	$41,843	12.8%

Funds From Operations ("FFO")(1)	$36,375	$31,083	17.0%	$102,933	$84,177	22.3%
Add back acquisition costs	321	141	127.7%	783	471	66.2%
Core FFO(1)	$36,696	$31,224	17.5%	$103,716	$84,648	22.5%

Earnings (loss) per share - basic and diluted	$(0.20)	$0.03	(766.7)%	$(0.32)	$0.25	(228.0)%

FFO per share and unit(1)	$0.39	$0.36	8.3%	$1.14	$1.01	12.9%
Core FFO per share and unit(1)	$0.40	$0.36	11.1%	$1.15	$1.01	13.9%
(1) Non-GAAP financial measures, including FFO, Core FFO and NOI, are defined in the Glossary in the supplemental financial information and, where appropriate, reconciliations of these measures and other non-GAAP financial measures to their most directly comparable GAAP measures are included in the Schedules to this press release and in the supplemental financial information.
Net income decreased $0.3 million for the third quarter of 2019 and increased $5.3 million for the nine months ended September 30, 2019 ("year-to-date") as compared to the same periods in 2018. The decrease for the third quarter of 2019 resulted from increases in depreciation and amortization, interest expense, general and administrative expenses and GAAP losses from the Company's unconsolidated real estate ventures substantially offset by additional NOI generated primarily from 69 wholly-owned self storage properties acquired between October 1, 2018 and September 30, 2019 and same store NOI growth. The year-to-date increase was the result of additional NOI generated primarily from 69 wholly-owned self storage properties acquired between October 1, 2018 and September 30, 2019, same store NOI growth and gain on sale of self storage properties, partially offset by increases in interest expense, depreciation and amortization, general and administrative expenses and GAAP losses from the Company's unconsolidated real estate ventures.
The increases in FFO and Core FFO for the third quarter of 2019 and year-to-date were primarily the result of incremental NOI from properties acquired between October 1, 2018 and September 30, 2019, same store NOI growth, and incremental FFO from the Company's unconsolidated real estate ventures, partially offset by higher interest expense, general and administrative expenses and increases in distributions to subordinated performance unitholders.
Same Store Operating Results (439 Stores)

($ in thousands, except per square foot data)	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	Growth	2019	2018	Growth
Total revenues	$76,015	$73,300	3.7%	$222,385	$213,045	4.4%
Property operating expenses	22,595	22,010	2.7%	66,931	65,557	2.1%
Net Operating Income (NOI)	$53,420	$51,290	4.2%	$155,454	$147,488	5.4%
NOI Margin	70.3%	70.0%	0.3%	69.9%	69.2%	0.7%

Average Occupancy	90.2%	89.9%	0.3%	89.0%	88.7%	0.3%
Average Annualized Rental Revenue Per Occupied Square Foot	$12.06	$11.68	3.3%	$11.91	$11.49	3.7%
Year-over-year same store total revenues increased 3.7% for the third quarter of 2019 and 4.4% year-to-date as compared to the same periods in 2018. The increases were driven primarily by a 3.3% increase in average annualized rental revenue per occupied square foot for the third quarter of 2019 and a 3.7% increase in average annualized rental revenue per occupied square foot year-to-date combined with a 30 basis point increase in average occupancy in both periods. Markets that generated above portfolio average same store total revenue growth include: Riverside-San

Bernardino, Atlanta, and Las Vegas. Markets that generated below portfolio average same store total revenue growth include: Portland, Dallas and Tulsa.
Year-over-year same store property operating expenses increased 2.7% for the third quarter of 2019 and 2.1% year-to-date as compared to the same periods in 2018. These increases primarily resulted from increases in property taxes, personnel costs and repairs and maintenance expenses partially offset by decreases in insurance costs.
Investment Activity
NSA acquired six wholly-owned self storage properties located across four states consisting of approximately 0.3 million rentable square feet configured in approximately 3,200 storage units during the third quarter of 2019. Total consideration for these acquisitions of $35.8 million included approximately $34.6 million of net cash, the issuance of approximately $1.0 million of subordinated performance units and the assumption of approximately $0.2 million of other working capital liabilities.
Balance Sheet
On July 29, 2019, NSA executed an agreement with a syndicated group of lenders to amend its credit facility, increasing the total capacity by $255.0 million for a total credit facility of $1.275 billion (the "amended credit facility"), which included an additional $100 million of revolving line of credit capacity and $155.0 million of additional term loan borrowings. The agreement also reduced the spread for the revolving line of credit by 10 basis points and the weighted average interest rate of the credit facility's term loan borrowings by 7 basis points, after taking into account the effect of interest rate swaps.
The Company's amended credit facility consists of the following components: (i) a revolving line of credit that matures in January 2024 which provides for a total borrowing commitment up to $500.0 million, (ii) a $125.0 million Term Loan A that matures in January 2023, (iii) a $250.0 million Term Loan B that matures in July 2024, (iv) a $225.0 million Term Loan C that matures in January 2025, and (v) a $175.0 million Term Loan D that matures in July 2026. The Company has an expansion option under the credit facility, which if fully exercised, would provide for a total borrowing capacity under the credit facility of $1.750 billion.
On August 30, 2019, the Company's operating partnership issued $100.0 million of 3.98% senior unsecured notes due August 30, 2029 and $50.0 million of 4.08% senior unsecured notes due August 30, 2031 (the "Senior Unsecured Notes") in a private placement to certain institutional accredited investors.
Common Share Dividends
On August 22, 2019, NSA's Board of Trustees declared a quarterly cash dividend of $0.32 per common share, which was paid on September 30, 2019 to shareholders of record as of September 13, 2019.

2019 Guidance
The following table outlines NSA's updated and prior FFO guidance estimates and related assumptions for the year ended December 31, 2019:

	Current Ranges for Full Year 2019		Prior Ranges for Full Year 2019
	Low	High	Low	High
Core FFO per share(1)	$1.52	$1.54	$1.51	$1.54

Same store operations (439 stores)
Total revenue growth	3.5%	4.0%	3.5%	4.0%
Property operating expenses growth	2.25%	2.75%	2.75%	3.25%
NOI growth	4.25%	4.75%	3.5%	4.5%

General and administrative expenses (as a percent of revenue)	11.0%	12.0%	11.0%	12.0%
General and administrative expenses (excluding equity-based compensation)	10.0%	10.5%	10.0%	10.5%
Equity-based compensation	1.0%	1.5%	1.0%	1.5%

Management fees and other revenue, in millions	$20.0	$21.0	$20.0	$21.0
Core FFO from unconsolidated real estate ventures, in millions	$15.0	$16.0	$15.0	$16.0

Subordinated performance unit distributions, in millions	$33.0	$35.0	$33.0	$35.0

Wholly-owned acquisitions, in millions	$425.0	$475.0	$400.0	$500.0
Joint venture acquisitions, in millions	$—	$25.0	$20.0	$100.0

(1) The following table provides a reconciliation of the range of estimated earnings (loss) per share - diluted to estimated Core FFO per share and unit:
	Current Ranges for Full Year 2019		Prior Ranges for Full Year 2019
	Low	High	Low	High
Earnings (loss) per share - diluted	$(0.40)	$(0.30)	$(0.20)	$(0.10)
Impact of the difference in weighted average number of shares and GAAP accounting for noncontrolling interests, two-class method and treasury stock method	0.94	0.85	0.79	0.70
Add real estate depreciation and amortization, including NSA's share of unconsolidated venture real estate depreciation and amortization	1.36	1.39	1.30	1.34
Subtract gain on sale of self storage properties	(0.03)	(0.03)	(0.03)	(0.03)
FFO attributable to subordinated unitholders	(0.36)	(0.38)	(0.36)	(0.38)
Add acquisition costs and NSA's share of unconsolidated real estate venture acquisition costs	0.01	0.01	0.01	0.01
Core FFO per share and unit	$1.52	$1.54	$1.51	$1.54
Supplemental Financial Information
The full text of this earnings release and supplemental financial information, including certain financial information referenced in this release, are available on NSA's website at http://ir.nationalstorageaffiliates.com/quarterly-reporting and as exhibit 99.1 to the Company's Form 8-K furnished to the SEC on October 30, 2019.

Non-GAAP Financial Measures & Glossary
This press release contains certain non-GAAP financial measures. These non-GAAP measures are presented because NSA's management believes these measures help investors understand NSA's business, performance and ability to earn and distribute cash to its shareholders by providing perspectives not immediately apparent from net income (loss). These measures are also frequently used by securities analysts, investors and other interested parties. The presentations of FFO, Core FFO and NOI in this press release are not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, NSA's method of calculating these measures may be different from methods used by other companies, and, accordingly, may not be comparable to similar measures as calculated by other companies that do not use the same methodology as NSA. These measures, and other words and phrases used herein, are defined in the Glossary in the supplemental financial information and, where appropriate, reconciliations of these measures and other non-GAAP financial measures to their most directly comparable GAAP measures are included in the Schedules to this press release and in the supplemental financial information.
Quarterly Teleconference and Webcast
The Company will host a conference call at 1:00pm Eastern Time on Thursday, October 31, 2019 to discuss its financial results. At the conclusion of the call, management will accept questions from certified financial analysts. All other participants are encouraged to listen to a webcast of the call by accessing the link found on the Company's website at www.nationalstorageaffiliates.com.
Conference Call and Webcast:
Date/Time: Thursday, October 31, 2019, 1:00pm ET
Webcast available at: www.nationalstorageaffiliates.com
Domestic (Toll Free US & Canada): 877.407.9711
International: 412.902.1014
Replay:
Domestic (Toll Free US & Canada): 877.660.6853
International: 201.612.7415
Conference ID: 13692161
A replay of the call will be available for one week through Thursday, November 7, 2019. A replay of the webcast will be available for 30 days on NSA's website at www.nationalstorageaffiliates.com.
Upcoming Industry Conferences
NSA management is scheduled to participate in the Nareit REITworld 2019 Annual Conference on November 12-14, 2019 in Los Angeles, California.
About National Storage Affiliates Trust
National Storage Affiliates Trust is a Maryland real estate investment trust focused on the ownership, operation and acquisition of self storage properties located within the top 100 metropolitan statistical areas throughout the United States. As of September 30, 2019, the Company held ownership interests in and operated 735 self storage properties located in 35 states and Puerto Rico with approximately 46.8 million rentable square feet. NSA is one of the largest owners and operators of self storage properties among public and private companies in the United States. For more information, please visit the Company’s website at www.nationalstorageaffiliates.com. NSA is included in the MSCI US REIT Index (RMS/RMZ), the Russell 2000 Index of Companies and the S&P SmallCap 600 Index.

NOTE REGARDING FORWARD LOOKING STATEMENTS
Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. Changes in any circumstances may cause the Company's actual results to differ significantly from those expressed in any forward-looking statement. When used in this release, the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: market trends in the Company's industry, interest rates, the debt and lending markets or the general economy; the Company's business and investment strategy; the acquisition of properties, including those under contract, our ability to execute on our acquisition pipeline; the timing of acquisitions under contract; and the Company's guidance estimates for the year ended December 31, 2019. For a further list and description of such risks and uncertainties, see the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, and the other documents filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Contact:
National Storage Affiliates Trust
Investor/Media Relations
George Hoglund, CFA
Vice President - Investor Relations
720.630.2160
ghoglund@nsareit.net

National Storage Affiliates Trust
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
REVENUE
Rental revenue	$92,746	$79,547	$262,776	$226,577
Other property-related revenue	3,217	2,687	9,169	7,557
Management fees and other revenue	5,374	3,148	15,383	7,464
Total revenue	101,337	85,382	287,328	241,598
OPERATING EXPENSES
Property operating expenses	28,988	26,552	82,635	76,962
General and administrative expenses	12,039	8,848	33,975	25,614
Depreciation and amortization	27,598	22,469	77,776	66,226
Total operating expenses	68,625	57,869	194,386	168,802
OTHER (EXPENSE) INCOME
Interest expense	(14,432)	(10,656)	(41,590)	(30,763)
Equity in (losses) earnings of unconsolidated real estate ventures	(1,214)	242	(4,962)	290
Acquisition costs	(321)	(141)	(783)	(471)
Non-operating (expense) income	(8)	153	(275)	69
Gain on sale of self storage properties	—	—	2,814	391
Other expense	(15,975)	(10,402)	(44,796)	(30,484)
Income before income taxes	16,737	17,111	48,146	42,312
Income tax expense	(223)	(282)	(959)	(469)
Net income	16,514	16,829	47,187	41,843
Net income attributable to noncontrolling interests	(25,374)	(12,435)	(56,292)	(21,098)
Net (loss) income attributable to National Storage Affiliates Trust	(8,860)	4,394	(9,105)	20,745
Distributions to preferred shareholders	(3,272)	(2,588)	(9,117)	(7,763)
Net (loss) income attributable to common shareholders	$(12,132)	$1,806	$(18,222)	$12,982

Earnings (loss) per share - basic and diluted	$(0.20)	$0.03	$(0.32)	$0.25

Weighted average shares outstanding - basic and diluted	59,278	55,722	57,835	52,189

National Storage Affiliates Trust
Consolidated Balance Sheets
(dollars in thousands, except per share amounts)
(unaudited)

	September 30,	December 31,
	2019	2018
ASSETS
Real estate
Self storage properties	$3,055,597	$2,637,723
Less accumulated depreciation	(313,694)	(246,261)
Self storage properties, net	2,741,903	2,391,462
Cash and cash equivalents	44,749	13,181
Restricted cash	5,457	3,182
Debt issuance costs, net	3,464	1,260
Investment in unconsolidated real estate ventures	228,446	245,125
Other assets, net	63,271	75,053
Operating lease right-of-use assets	23,507	—
Total assets	$3,110,797	$2,729,263
LIABILITIES AND EQUITY
Liabilities
Debt financing	$1,533,936	$1,278,102
Accounts payable and accrued liabilities	78,849	33,130
Operating lease liabilities	24,777	—
Deferred revenue	16,029	15,732
Total liabilities	1,653,591	1,326,964
Equity
Preferred shares of beneficial interest, par value $0.01 per share. 50,000,000 authorized, 8,727,119 and 6,900,000 issued and outstanding at September 30, 2019 and December 31, 2018, respectively, at liquidation preference	218,178	172,500
Common shares of beneficial interest, par value $0.01 per share. 250,000,000 shares authorized, 59,328,388 and 56,654,009 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively	593	567
Additional paid-in capital	901,530	844,276
Distributions in excess of earnings	(187,305)	(114,122)
Accumulated other comprehensive (loss) income	(17,294)	13,618
Total shareholders' equity	915,702	916,839
Noncontrolling interests	541,504	485,460
Total equity	1,457,206	1,402,299
Total liabilities and equity	$3,110,797	$2,729,263

Supplemental Schedule 1

Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

Reconciliation of Net Income to FFO and Core FFO

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income	$16,514	$16,829	$47,187	$41,843
Add (subtract):
Real estate depreciation and amortization	27,279	22,164	76,816	65,332
Company's share of unconsolidated real estate venture real estate depreciation and amortization	5,197	1,954	16,126	4,709
Gain on sale of self storage properties	—	—	(2,814)	(391)
Company's share of unconsolidated real estate venture loss on sale of properties	—	205	202	205
Distributions to preferred shareholders and unitholders	(3,515)	(2,711)	(9,729)	(8,106)
FFO attributable to subordinated performance unitholders(1)	(9,100)	(7,358)	(24,855)	(19,415)
FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	36,375	31,083	102,933	84,177
Add:
Acquisition costs	321	141	783	471
Core FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	$36,696	$31,224	$103,716	$84,648

Weighted average shares and units outstanding - FFO and Core FFO:(2)
Weighted average shares outstanding - basic	59,278	55,722	57,835	52,189
Weighted average restricted common shares outstanding	27	29	29	30
Weighted average OP units outstanding	30,483	28,910	30,217	29,009
Weighted average DownREIT OP unit equivalents outstanding	1,848	1,835	1,848	1,835
Weighted average LTIP units outstanding	535	715	605	689
Total weighted average shares and units outstanding - FFO and Core FFO	92,171	87,211	90,534	83,752

FFO per share and unit	$0.39	$0.36	$1.14	$1.01
Core FFO per share and unit	$0.40	$0.36	$1.15	$1.01

(1) Amounts represent distributions declared for subordinated performance unitholders and DownREIT subordinated performance unitholders for the periods presented.
(2) NSA combines OP units and DownREIT OP units with common shares because, after the applicable lock-out periods, OP units in the Company's operating partnership are redeemable for cash or, at NSA's option, exchangeable for common shares on a one-for-one basis and DownREIT OP units are also redeemable for cash or, at NSA's option, exchangeable for OP units in the Company's operating partnership on a one-for-one basis, subject to certain adjustments in each case. Subordinated performance units, DownREIT subordinated performance units and LTIP units may also, under certain circumstances, be convertible into or exchangeable for common shares (or other units that are convertible into or exchangeable for common shares). See footnote(3) for additional discussion of subordinated performance units, DownREIT subordinated performance units, and LTIP units in the calculation of FFO and Core FFO per share and unit.

Supplemental Schedule 1 (continued)

Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

Reconciliation of Earnings (Loss) Per Share - Diluted to FFO and Core FFO Per Share and Unit

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Earnings (loss) per share - diluted	$(0.20)	$0.03	$(0.32)	$0.25
Impact of the difference in weighted average number of shares(3)	0.07	—	0.11	(0.10)
Impact of GAAP accounting for noncontrolling interests, two-class method and treasury stock method(4)	0.26	0.14	0.62	0.25
Add real estate depreciation and amortization	0.30	0.25	0.85	0.78
Add Company's share of unconsolidated real estate venture real estate depreciation and amortization	0.06	0.02	0.18	0.06
Subtract gain on sale of self storage properties	—	—	(0.03)	—
FFO attributable to subordinated performance unitholders	(0.10)	(0.08)	(0.27)	(0.23)
FFO per share and unit	0.39	0.36	1.14	1.01
Add acquisition costs	0.01	—	0.01	—
Core FFO per share and unit	$0.40	$0.36	$1.15	$1.01

(3) Adjustment accounts for the difference between the weighted average number of shares used to calculate diluted earnings per share and the weighted average number of shares used to calculate FFO and Core FFO per share and unit. Diluted earnings per share is calculated using the two-class method for the company's restricted common shares and the treasury stock method for certain unvested LTIP units, and assumes the conversion of vested LTIP units into OP units on a one-for-one basis and the hypothetical conversion of subordinated performance units, and DownREIT subordinated performance units into OP units, even though such units may only be convertible into OP units (i) after a lock-out period and (ii) upon certain events or conditions. For additional information about the conversion of subordinated performance units and DownREIT subordinated performance units into OP units, see Note 10 to the Company's most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission. The computation of weighted average shares and units for FFO and Core FFO per share and unit includes all restricted common shares and LTIP units that participate in distributions and excludes all subordinated performance units and DownREIT subordinated performance units because their effect has been accounted for through the allocation of FFO to the related unitholders based on distributions declared.

(4) Represents the effect of adjusting the numerator to consolidated net income (loss) prior to GAAP allocations for noncontrolling interests, after deducting preferred share and unit distributions, and before the application of the two-class method and treasury stock method, as described in footnote(3).

Supplemental Schedule 2

Other Non-GAAP Financial Measurements
(dollars in thousands) (unaudited)

Net Operating Income

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income	$16,514	$16,829	$47,187	$41,843
(Subtract) add:
Management fees and other revenue	(5,374)	(3,148)	(15,383)	(7,464)
General and administrative expenses	12,039	8,848	33,975	25,614
Depreciation and amortization	27,598	22,469	77,776	66,226
Interest expense	14,432	10,656	41,590	30,763
Equity in losses (earnings) of unconsolidated real estate ventures	1,214	(242)	4,962	(290)
Acquisition costs	321	141	783	471
Income tax expense	223	282	959	469
Gain on sale of self storage properties	—	—	(2,814)	(391)
Non-operating expense (income)	8	(153)	275	(69)
Net Operating Income	$66,975	$55,682	$189,310	$157,172

EBITDA and Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income	$16,514	$16,829	$47,187	$41,843
Add:
Depreciation and amortization	27,598	22,469	77,776	66,226
Company's share of unconsolidated real estate venture depreciation and amortization	5,197	1,954	16,126	4,709
Interest expense	14,432	10,656	41,590	30,763
Income tax expense	223	282	959	469
EBITDA	63,964	52,190	183,638	144,010
Add (subtract):
Acquisition costs	321	141	783	471
Gain on sale of self storage properties	—	—	(2,814)	(391)
Company's share of unconsolidated real estate venture loss on sale of properties	—	205	202	205
Equity-based compensation expense	1,153	1,022	3,373	2,808
Adjusted EBITDA	$65,438	$53,558	$185,182	$147,103

Supplemental Schedule 3

Portfolio Summary
As of September 30, 2019
(dollars in thousands) (unaudited)

Wholly-Owned Store Data by State (Consolidated)					Total Operated Store Data by State (Consolidated & Unconsolidated)

State/Territories	Stores	Units	Rentable Square Feet	Occupancy at Period End	State/Territories	Stores	Units	Rentable Square Feet	Occupancy at Period End
California	83	49,607	6,227,213	89.9%	California	93	55,804	6,981,567	89.6%
Texas	70	29,006	4,159,442	88.1%	Texas	74	31,341	4,436,231	87.6%
Oregon	61	24,498	3,105,159	84.5%	Florida	69	43,175	4,566,339	86.0%
Georgia	43	18,480	2,459,489	90.9%	Oregon	61	24,498	3,105,159	84.5%
Florida	42	27,798	2,844,274	87.8%	Georgia	54	24,621	3,331,797	90.2%
North Carolina	33	15,379	1,885,479	94.2%	Oklahoma	36	16,093	2,196,964	89.4%
Arizona	31	16,896	1,927,092	89.0%	Arizona	33	17,905	2,036,922	88.8%
Oklahoma	30	13,849	1,903,042	88.9%	North Carolina	33	15,379	1,885,479	94.2%
Louisiana	26	12,348	1,539,774	85.6%	Louisiana	26	12,348	1,539,774	85.6%
Indiana	16	8,783	1,134,830	91.9%	Michigan	24	15,622	1,977,623	88.4%
Kansas	16	5,716	763,249	88.8%	Ohio	22	12,424	1,526,139	88.5%
Washington	14	4,497	578,723	82.5%	New Jersey	18	11,962	1,417,062	89.4%
Nevada	13	6,677	844,761	90.6%	Nevada	17	8,295	1,096,918	89.7%
Colorado	11	5,050	615,468	89.8%	Indiana	16	8,783	1,134,830	91.9%
New Hampshire	11	4,667	571,045	90.6%	Kansas	16	5,716	763,249	88.8%
Ohio	8	3,640	461,393	90.3%	Alabama	15	6,297	937,091	87.6%
Other(1)	52	25,654	3,128,429	88.5%	Washington	14	4,497	578,723	82.5%
Total	560	272,545	34,148,862	88.8%	Massachusetts	11	7,800	836,596	88.7%
					Colorado	11	5,050	615,468	89.8%
					New Hampshire	11	4,667	571,045	90.6%
					Other(2)	81	43,387	5,228,815	86.3%
					Total	735	375,664	46,763,791	88.2%

(1) Other states and territories in NSA's owned portfolio as of September 30, 2019 include Alabama, Idaho, Illinois, Kentucky, Maryland, Massachusetts, Mississippi, Missouri, New Jersey, New Mexico, Pennsylvania, South Carolina, Virginia and Puerto Rico.

(2) Other states and territories in NSA's operated portfolio as of September 30, 2019 include Delaware, Idaho, Illinois, Kentucky, Maryland, Minnesota, Mississippi, Missouri, New Mexico, New York, Pennsylvania, Rhode Island, South Carolina, Tennessee, Virginia and Puerto Rico.

Supplemental Schedule 3 (continued)

Portfolio Summary
(dollars in thousands) (unaudited)

2019 Acquisition Activity

Self Storage Properties Acquired During the Quarter Ended:				Summary of Investment
	Stores	Units	Rentable Square Feet	Cash and Acquisition Costs	Value of OP Equity	Other Liabilities	Total

March 31, 2019	32	14,952	1,745,495	$160,531	$33,356	$674	$194,561
June 30, 2019	24	12,327	1,762,895	168,442	15,515	1,378	185,335
September 30, 2019	6	3,193	329,002	34,624	950	197	35,771
Total Acquisitions(3)	62	30,472	3,837,392	$363,597	$49,821	$2,249	$415,667

2019 Disposition & Divestiture Activity

Dispositions Closed During the Quarter Ended:	Stores	Units	Rentable Square Feet	Gross Proceeds

June 30, 2019(4)	1	453	45,273	$6,500
Unconsolidated Real Estate Ventures (at 100%)(5)
March 31, 2019(6)	1	318	40,930	4,075
Total 2019 Divestitures(5)	2	771	86,203	$10,575

(3) NSA acquired self storage properties located in Arizona (2), Florida (8), Georgia (9), Idaho (3), Louisiana (12), Maryland (1), Massachusetts (2), New Hampshire (1), New Jersey (3), New Mexico (4), Oregon (1), Pennsylvania (6) and Texas (10).

(4) NSA disposed of a self storage property located in Washington during 2019.
(5) Values represent entire unconsolidated real estate ventures at 100%, not NSA's proportionate share. NSA's ownership in each of the unconsolidated real estate ventures is 25%.
(6) The divestiture completed during the quarter ended March 31, 2019 was a sale from one of NSA's unconsolidated real estate ventures into the consolidated portfolio of NSA.

Supplemental Schedule 4

Debt and Equity Capitalization
As of September 30, 2019
(unaudited)

Debt Summary (dollars in thousands)

	Effective Interest Rate(1)	Basis of Rate	Maturity Date	2019	2020	2021	2022	2023	2024	2025	Thereafter	Total
Credit Facility:
Revolving line of credit	3.32%	Variable(2)	January 2024	$—	$—	$—	$—	$—	$—	$—	$—	$—
Term loan - Tranche A	3.74%	Swapped To Fixed	January 2023	—	—	—	—	125,000	—	—	—	125,000
Term loan - Tranche B	2.91%	Swapped To Fixed	July 2024	—	—	—	—	—	250,000	—	—	250,000
Term loan - Tranche C	2.80%	Swapped To Fixed	January 2025	—	—	—	—	—	—	225,000	—	225,000
Term loan - Tranche D	3.57%	Swapped To Fixed	July 2026	—	—	—	—	—	—	—	175,000	175,000
Term loan facility - 2023	2.83%	Swapped To Fixed	June 2023	—	—	—	—	175,000	—	—	—	175,000
Term loan facility - 2028	4.62%	Swapped To Fixed	December 2028	—	—	—	—	—	—	—	75,000	75,000
Term loan facility - 2029	4.27%	Swapped To Fixed	April 2029	—	—	—	—	—	—	—	100,000	100,000
2029 Senior Unsecured Notes	3.98%	Fixed	August 2029	—	—	—	—	—	—	—	100,000	100,000
2031 Senior Unsecured Notes	4.08%	Fixed	August 2031	—	—	—	—	—	—	—	50,000	50,000
Fixed rate mortgages payable	4.18%	Fixed	October 2020 - October 2031	—	35,669	3,683	—	82,349	20,311	—	122,311	264,323
Total Principal/Weighted Average	3.53%		6.17 years	$—	$35,669	$3,683	$—	$382,349	$270,311	$225,000	$622,311	$1,539,323
Unamortized debt issuance costs and debt premium, net												(5,387)
Total Debt												$1,533,936

Debt Ratios

	Covenant	Amount
Net Debt to Annualized Current Quarter Adjusted EBITDA	n/a	5.7x
Trailing Twelve Month Fixed Charge Coverage Ratio	> 1.5x	3.1x
Total Leverage Ratio	< 60.0%	41.6%

(1) Effective interest rate incorporates the stated rate plus the impact of interest rate cash flow hedges and discount and premium amortization, if applicable.
(2) For the $500 million revolving line of credit, the effective interest rate is calculated based on one month LIBOR plus an applicable margin of 1.30% and excludes fees which range from 0.15% to 0.20% for unused borrowings.

Supplemental Schedule 4 (continued)
Debt and Equity Capitalization
As of September 30, 2019
(unaudited)

Preferred Shares and Units

	Outstanding
6.000% Series A cumulative redeemable preferred shares of beneficial interest	8,727,119
6.000% Series A-1 cumulative redeemable preferred units	642,982

Common Shares and Units

	Outstanding	If Converted
Common shares of beneficial interest	59,302,037	59,302,037
Restricted common shares	26,351	26,351
Total shares outstanding	59,328,388	59,328,388
Operating partnership units	30,458,558	30,458,558
DownREIT operating partnership unit equivalents	1,848,261	1,848,261
Total operating partnership units	32,306,819	32,306,819
Long-term incentive plan units(3)	536,173	536,173
Total shares and Class A equivalents outstanding	92,171,380	92,171,380
Subordinated performance units(4)	10,961,146	15,893,662
DownREIT subordinated performance unit equivalents(4)	4,371,622	6,338,852
Total subordinated partnership units	15,332,768	22,232,514
Total common shares and units outstanding	107,504,148	114,403,894

(3) Balances exclude 224,000 long-term incentive plan ("LTIP") units which only vest and participate in dividend distributions upon the future contribution of properties from the PROs.
(4) If converted balance assumes that each subordinated performance unit (including each DownREIT subordinated performance unit) is convertible into OP units, notwithstanding the two-year lock-out period on conversions for certain series of subordinated performance units, and that each subordinated performance unit would on average convert on a hypothetical basis into an estimated 1.45 OP units based on historical financial information for the trailing twelve months ended September 30, 2019. The hypothetical conversions are calculated by dividing the average cash available for distribution, or CAD, per subordinated performance unit by 110% of the CAD per OP unit over the same period. The Company anticipates that as CAD grows over time, the conversion ratio will also grow, including to levels that may exceed these amounts.

Supplemental Schedule 5

Summarized Information for Unconsolidated Real Estate Ventures
(dollars in thousands) (unaudited)
Combined Balance Sheet Information

Total Ventures at 100%(1)	September 30, 2019	December 31, 2018
ASSETS
Self storage properties, net	$1,849,177	$1,894,412
Other assets	27,632	50,915
Total assets	$1,876,809	$1,945,327
LIABILITIES AND EQUITY
Debt financing	$947,678	$956,357
Other liabilities	23,559	16,516
Equity	905,572	972,454
Total liabilities and equity	$1,876,809	$1,945,327

Combined Operating Information

	Three Months Ended September 30, 2019		Nine Months Ended September 30, 2019
	Total Ventures at 100%(1)	NSA Proportionate Share (Ventures at 25%)(2)	Total Ventures at 100%(1)	NSA Proportionate Share (Ventures at 25%)(2)
Total revenue	$41,600	$10,400	$122,253	$30,563
Property operating expenses	12,727	3,182	37,815	9,454
Net operating income	28,873	7,218	84,438	21,109
Supervisory, administrative and other expenses	(2,750)	(688)	(8,109)	(2,027)
Depreciation and amortization	(20,788)	(5,197)	(64,502)	(16,126)
Interest expense	(9,934)	(2,484)	(29,895)	(7,474)
Loss on sale of self storage properties	—	—	(806)	(202)
Acquisition and other expenses	(314)	(79)	(1,141)	(285)
Net loss	$(4,913)	$(1,230)	$(20,015)	$(5,005)
Add (subtract):
Equity in earnings adjustments related to amortization of basis differences		16		43
Company's share of unconsolidated real estate venture real estate depreciation and amortization		5,197		16,126
Company's share of unconsolidated real estate venture loss on sale of properties		—		202
Company's share of FFO and Core FFO from unconsolidated real estate ventures		$3,983		$11,366

(1) Values represent entire unconsolidated real estate ventures at 100%, not NSA's proportionate share. NSA's ownership in each of the unconsolidated real estate ventures is 25%.
(2) NSA's proportionate share of its unconsolidated real estate ventures is derived by applying NSA's 25% ownership interest to each line item in the GAAP financial statements of the unconsolidated real estate ventures to calculate NSA's share of that line item. NSA believes this information offers insights into the financial performance of the Company, although the presentation of such information, and its combination with NSA's consolidated results, may not accurately depict the legal and economic implications of holding a noncontrolling interest in the unconsolidated real estate ventures. The operating agreements of the unconsolidated real estate ventures provide for the distribution of net cash flow to the unconsolidated real estate ventures' investors no less than monthly, generally in proportion to the investors’ respective ownership interests, subject to a promoted distribution to NSA upon the achievement of certain performance benchmarks by the non-NSA investor.

Supplemental Schedule 6

Same Store Performance Summary By State
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended September 30, 2019 compared to Three Months Ended September 30, 2018

		Total Revenue			Property Operating Expenses			Net Operating Income			Net Operating Income Margin
State	Stores	3Q 2019	3Q 2018	Growth	3Q 2019	3Q 2018	Growth	3Q 2019	3Q 2018	Growth	3Q 2019	3Q 2018	Growth
California	80	$19,584	$18,787	4.2%	$5,222	$5,180	0.8%	$14,362	$13,607	5.5%	73.3%	72.4%	0.9%
Oregon	58	9,897	9,844	0.5%	2,500	2,409	3.8%	7,397	7,435	(0.5)%	74.7%	75.5%	(0.8)%
Texas	58	7,635	7,361	3.7%	2,812	2,704	4.0%	4,823	4,657	3.6%	63.2%	63.3%	(0.1)%
Georgia	33	4,394	4,106	7.0%	1,323	1,297	2.0%	3,071	2,809	9.3%	69.9%	68.4%	1.5%
Oklahoma	30	3,735	3,632	2.8%	1,195	1,149	4.0%	2,540	2,483	2.3%	68.0%	68.4%	(0.4)%
North Carolina	29	4,336	4,116	5.3%	1,259	1,231	2.3%	3,077	2,885	6.7%	71.0%	70.1%	0.9%
Florida	28	6,756	6,584	2.6%	2,056	2,052	0.2%	4,700	4,532	3.7%	69.6%	68.8%	0.8%
Arizona	16	3,318	3,169	4.7%	957	878	9.0%	2,361	2,291	3.1%	71.2%	72.3%	(1.1)%
Indiana	16	2,588	2,530	2.3%	825	833	(1.0)%	1,763	1,697	3.9%	68.1%	67.1%	1.0%
Louisiana	14	1,932	1,865	3.6%	687	675	1.8%	1,245	1,190	4.6%	64.4%	63.8%	0.6%
Washington	13	1,788	1,816	(1.5)%	474	472	0.4%	1,314	1,344	(2.2)%	73.5%	74.0%	(0.5)%
Nevada	11	2,042	1,867	9.4%	569	554	2.7%	1,473	1,313	12.2%	72.1%	70.3%	1.8%
Colorado	11	1,810	1,820	(0.5)%	619	558	10.9%	1,191	1,262	(5.6)%	65.8%	69.3%	(3.5)%
New Hampshire	10	1,625	1,543	5.3%	505	454	11.2%	1,120	1,089	2.8%	68.9%	70.6%	(1.7)%
Other(1)	32	4,575	4,260	7.4%	1,592	1,564	1.8%	2,983	2,696	10.6%	65.2%	63.3%	1.9%
Total/Weighted Average	439	$76,015	$73,300	3.7%	$22,595	$22,010	2.7%	$53,420	$51,290	4.2%	70.3%	70.0%	0.3%

(1) Other states in NSA's same store portfolio include Alabama, Illinois, Kansas, Kentucky, Maryland, Massachusetts, Mississippi, Missouri, New Mexico, Ohio, South Carolina and Virginia.

Supplemental Schedule 6 (continued)

Same Store Performance Summary By State
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended September 30, 2019 compared to Three Months Ended September 30, 2018
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
State	Units		3Q 2019	3Q 2018	Growth	3Q 2019	3Q 2018	Growth	3Q 2019	3Q 2018	Growth
California	48,068	6,074,740	90.3%	90.7%	(0.4)%	91.0%	91.8%	(0.8)%	$13.56	$12.90	5.1%
Oregon	23,660	2,989,234	84.5%	85.8%	(1.3)%	85.9%	87.3%	(1.4)%	15.08	14.75	2.2%
Texas	23,230	3,296,551	90.0%	89.6%	0.4%	91.0%	90.6%	0.4%	9.90	9.62	2.9%
Georgia	13,619	1,847,885	91.8%	88.7%	3.1%	91.8%	88.8%	3.0%	10.04	9.68	3.7%
Oklahoma	13,849	1,903,042	88.9%	86.2%	2.7%	89.3%	86.4%	2.9%	8.53	8.58	(0.6)%
North Carolina	13,083	1,599,504	94.4%	93.3%	1.1%	95.2%	92.7%	2.5%	10.93	10.65	2.6%
Florida	18,864	2,001,580	88.3%	88.6%	(0.3)%	88.5%	88.6%	(0.1)%	14.67	14.44	1.6%
Arizona	9,135	1,067,881	89.3%	87.7%	1.6%	89.5%	89.2%	0.3%	13.43	12.90	4.1%
Indiana	8,783	1,134,830	91.9%	91.4%	0.5%	92.1%	91.8%	0.3%	9.64	9.42	2.3%
Louisiana	6,325	858,719	87.0%	83.5%	3.5%	87.2%	84.6%	2.6%	10.10	10.06	0.4%
Washington	4,285	554,988	82.4%	87.9%	(5.5)%	84.7%	88.2%	(3.5)%	14.93	14.56	2.5%
Nevada	5,826	736,215	90.5%	94.3%	(3.8)%	90.8%	94.0%	(3.2)%	11.68	10.44	11.9%
Colorado	5,050	615,468	89.8%	90.6%	(0.8)%	91.6%	92.3%	(0.7)%	12.55	12.51	0.3%
New Hampshire	4,188	509,770	90.2%	91.3%	(1.1)%	91.6%	91.8%	(0.2)%	13.48	12.81	5.2%
Other(1)	13,414	1,822,137	89.8%	90.4%	(0.6)%	90.8%	90.0%	0.8%	10.62	9.99	6.3%
Total/Weighted Average	211,379	27,012,544	89.4%	89.3%	0.1%	90.2%	89.9%	0.3%	$12.06	$11.68	3.3%

(1) Other states in NSA's same store portfolio include Alabama, Illinois, Kansas, Kentucky, Maryland, Massachusetts, Mississippi, Missouri, New Mexico, Ohio, South Carolina and Virginia.

Supplemental Schedule 6 (continued)

Same Store Performance Summary By State
(dollars in thousands, except per square foot data) (unaudited)

Nine Months Ended September 30, 2019 compared to Nine Months Ended September 30, 2018

		Total Revenue			Property Operating Expenses			Net Operating Income			Net Operating Income Margin
State	Stores	YTD 2019	YTD 2018	Growth	YTD 2019	YTD 2018	Growth	YTD 2019	YTD 2018	Growth	YTD 2019	YTD 2018	Growth
California	80	$57,394	$54,971	4.4%	$15,481	$15,366	0.7%	$41,913	$39,605	5.8%	73.0%	72.0%	1.0%
Oregon	58	28,856	28,533	1.1%	7,486	7,373	1.5%	21,370	21,160	1.0%	74.1%	74.2%	(0.1)%
Texas	58	22,280	21,387	4.2%	8,328	8,131	2.4%	13,952	13,256	5.3%	62.6%	62.0%	0.6%
Georgia	33	12,756	11,665	9.4%	4,147	3,809	8.9%	8,609	7,856	9.6%	67.5%	67.3%	0.2%
Oklahoma	30	11,025	10,718	2.9%	3,512	3,395	3.4%	7,513	7,323	2.6%	68.1%	68.3%	(0.2)%
North Carolina	29	12,600	11,944	5.5%	3,827	3,564	7.4%	8,773	8,380	4.7%	69.6%	70.2%	(0.6)%
Florida	28	19,885	19,280	3.1%	6,021	6,053	(0.5)%	13,864	13,227	4.8%	69.7%	68.6%	1.1%
Arizona	16	9,681	9,293	4.2%	2,759	2,647	4.2%	6,922	6,646	4.2%	71.5%	71.5%	—
Indiana	16	7,625	7,200	5.9%	2,279	2,314	(1.5)%	5,346	4,886	9.4%	70.1%	67.9%	2.2%
Louisiana	14	5,629	5,490	2.5%	2,010	1,955	2.8%	3,619	3,535	2.4%	64.3%	64.4%	(0.1)%
Washington	13	5,337	5,310	0.5%	1,427	1,467	(2.7)%	3,910	3,843	1.7%	73.3%	72.4%	0.9%
Nevada	11	5,919	5,359	10.4%	1,646	1,700	(3.2)%	4,273	3,659	16.8%	72.2%	68.3%	3.9%
Colorado	11	5,297	5,185	2.2%	1,782	1,682	5.9%	3,515	3,503	0.3%	66.4%	67.6%	(1.2)%
New Hampshire	10	4,778	4,452	7.3%	1,564	1,459	7.2%	3,214	2,993	7.4%	67.3%	67.2%	0.1%
Other(1)	32	13,323	12,258	8.7%	4,662	4,642	0.4%	8,661	7,616	13.7%	65.0%	62.1%	2.9%
Total/Weighted Average	439	$222,385	$213,045	4.4%	$66,931	$65,557	2.1%	$155,454	$147,488	5.4%	69.9%	69.2%	0.7%

(1) Other states in NSA's same store portfolio include Alabama, Illinois, Kansas, Kentucky, Maryland, Massachusetts, Mississippi, Missouri, New Mexico, Ohio, South Carolina and Virginia.

Supplemental Schedule 6 (continued)

Same Store Performance Summary By State
(dollars in thousands, except per square foot data) (unaudited)

Nine Months Ended September 30, 2019 compared to Nine Months Ended September 30, 2018
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
State	Units		YTD 2019	YTD 2018	Growth	YTD 2019	YTD 2018	Growth	YTD 2019	YTD 2018	Growth
California	48,068	6,074,740	90.3%	90.7%	(0.4)%	90.7%	91.6%	(0.9)%	$13.28	$12.60	5.4%
Oregon	23,660	2,989,234	84.5%	85.8%	(1.3)%	84.5%	86.3%	(1.8)%	14.90	14.46	3.0%
Texas	23,230	3,296,551	90.0%	89.6%	0.4%	89.5%	89.0%	0.5%	9.79	9.46	3.5%
Georgia	13,619	1,847,885	91.8%	88.7%	3.1%	90.0%	87.3%	2.7%	9.89	9.36	5.7%
Oklahoma	13,849	1,903,042	88.9%	86.2%	2.7%	87.4%	84.9%	2.5%	8.58	8.59	(0.1)%
North Carolina	13,083	1,599,504	94.4%	93.3%	1.1%	93.0%	90.8%	2.2%	10.82	10.51	2.9%
Florida	18,864	2,001,580	88.3%	88.6%	(0.3)%	87.9%	87.9%	—	14.57	14.35	1.5%
Arizona	9,135	1,067,881	89.3%	87.7%	1.6%	88.2%	88.3%	(0.1)%	13.26	12.73	4.2%
Indiana	8,783	1,134,830	91.9%	91.4%	0.5%	90.4%	87.7%	2.7%	9.63	9.36	2.9%
Louisiana	6,325	858,719	87.0%	83.5%	3.5%	85.2%	83.9%	1.3%	10.06	9.95	1.1%
Washington	4,285	554,988	82.4%	87.9%	(5.5)%	84.3%	88.1%	(3.8)%	14.91	14.23	4.8%
Nevada	5,826	736,215	90.5%	94.3%	(3.8)%	91.2%	93.4%	(2.2)%	11.26	10.08	11.7%
Colorado	5,050	615,468	89.8%	90.6%	(0.8)%	89.7%	90.6%	(0.9)%	12.50	12.09	3.4%
New Hampshire	4,188	509,770	90.2%	91.3%	(1.1)%	91.8%	90.4%	1.4%	13.23	12.56	5.3%
Other(1)	13,414	1,822,137	89.8%	90.4%	(0.6)%	89.5%	87.0%	2.5%	10.45	9.90	5.6%
Total/Weighted Average	211,379	27,012,544	89.4%	89.3%	0.1%	89.0%	88.7%	0.3%	$11.91	$11.49	3.7%

(1) Other states in NSA's same store portfolio include Alabama, Illinois, Kansas, Kentucky, Maryland, Massachusetts, Mississippi, Missouri, New Mexico, Ohio, South Carolina and Virginia.

Supplemental Schedule 7

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended September 30, 2019 compared to Three Months Ended September 30, 2018

		Total Revenue			Property Operating Expenses			Net Operating Income			Net Operating Income Margin
MSA(1)	Stores	3Q 2019	3Q 2018	Growth	3Q 2019	3Q 2018	Growth	3Q 2019	3Q 2018	Growth	3Q 2019	3Q 2018	Growth
Riverside-San Bernardino-Ontario, CA	46	$9,751	$9,319	4.6%	$2,437	$2,435	0.1%	$7,314	$6,884	6.2%	75.0%	73.9%	1.1%
Portland-Vancouver-Hillsboro, OR-WA	45	7,790	7,738	0.7%	1,955	1,906	2.6%	5,835	5,832	0.1%	74.9%	75.4%	(0.5)%
Atlanta-Sandy Springs-Roswell, GA	25	3,812	3,541	7.7%	1,094	1,081	1.2%	2,718	2,460	10.5%	71.3%	69.5%	1.8%
Dallas-Fort Worth-Arlington, TX	17	2,295	2,233	2.8%	908	854	6.3%	1,387	1,379	0.6%	60.4%	61.8%	(1.4)%
Oklahoma City, OK	17	2,074	2,007	3.3%	692	657	5.3%	1,382	1,350	2.4%	66.6%	67.3%	(0.7)%
Indianapolis-Carmel-Anderson, IN	16	2,588	2,530	2.3%	825	833	(1.0)%	1,763	1,697	3.9%	68.1%	67.1%	1.0%
Los Angeles-Long Beach-Anaheim, CA	14	5,022	4,902	2.4%	1,375	1,312	4.8%	3,647	3,590	1.6%	72.6%	73.2%	(0.6)%
Tulsa, OK	13	1,660	1,625	2.2%	502	493	1.8%	1,158	1,132	2.3%	69.8%	69.7%	0.1%
North Port-Sarasota-Bradenton, FL	12	2,741	2,625	4.4%	853	879	(3.0)%	1,888	1,746	8.1%	68.9%	66.5%	2.4%
Phoenix-Mesa-Scottsdale, AZ	12	2,630	2,542	3.5%	781	702	11.3%	1,849	1,840	0.5%	70.3%	72.4%	(2.1)%
Las Vegas-Henderson-Paradise, NV	11	2,042	1,867	9.4%	569	554	2.7%	1,473	1,313	12.2%	72.1%	70.3%	1.8%
Other MSAs	211	33,610	32,371	3.8%	10,604	10,304	2.9%	23,006	22,067	4.3%	68.4%	68.2%	0.2%
Total/Weighted Average	439	$76,015	$73,300	3.7%	$22,595	$22,010	2.7%	$53,420	$51,290	4.2%	70.3%	70.0%	0.3%

(1) MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.

Supplemental Schedule 7 (continued)

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended September 30, 2019 compared to Three Months Ended September 30, 2018
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
MSA(1)	Units		3Q 2019	3Q 2018	Growth	3Q 2019	3Q 2018	Growth	3Q 2019	3Q 2018	Growth
Riverside-San Bernardino-Ontario, CA	24,871	3,343,166	90.3%	90.8%	(0.5)%	91.0%	92.2%	(1.2)%	$12.20	$11.51	6.0%
Portland-Vancouver-Hillsboro, OR-WA	17,618	2,152,323	84.3%	85.9%	(1.6)%	85.7%	86.6%	(0.9)%	16.57	16.28	1.8%
Atlanta-Sandy Springs-Roswell, GA	11,493	1,578,405	92.2%	88.4%	3.8%	92.2%	88.1%	4.1%	10.16	9.85	3.1%
Dallas-Fort Worth-Arlington, TX	6,427	858,372	88.2%	88.5%	(0.3)%	88.6%	89.3%	(0.7)%	11.69	11.38	2.7%
Oklahoma City, OK	7,724	1,088,227	89.2%	84.9%	4.3%	89.6%	85.5%	4.1%	8.27	8.40	(1.5)%
Indianapolis-Carmel-Anderson, IN	8,783	1,134,830	91.9%	91.4%	0.5%	92.1%	91.8%	0.3%	9.64	9.42	2.3%
Los Angeles-Long Beach-Anaheim, CA	9,738	1,062,914	86.8%	89.2%	(2.4)%	88.2%	90.6%	(2.4)%	20.54	19.50	5.3%
Tulsa, OK	6,125	814,815	88.5%	87.9%	0.6%	89.0%	87.7%	1.3%	8.89	8.82	0.8%
North Port-Sarasota-Bradenton, FL	7,778	756,133	85.4%	85.0%	0.4%	85.8%	85.6%	0.2%	16.23	15.76	3.0%
Phoenix-Mesa-Scottsdale, AZ	7,404	833,439	87.7%	86.2%	1.5%	87.8%	87.7%	0.1%	13.85	13.45	3.0%
Las Vegas-Henderson-Paradise, NV	5,826	736,215	90.5%	94.3%	(3.8)%	90.8%	94.0%	(3.2)%	11.68	10.44	11.9%
Other MSAs	97,592	12,653,705	90.2%	90.0%	0.2%	91.1%	90.6%	0.5%	11.29	10.95	3.1%
Total/Weighted Average	211,379	27,012,544	89.4%	89.3%	0.1%	90.2%	89.9%	0.3%	$12.06	$11.68	3.3%

(1) MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.

Supplemental Schedule 7 (continued)

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Nine Months Ended September 30, 2019 compared to Nine Months Ended September 30, 2018

		Total Revenue			Property Operating Expenses			Net Operating Income			Net Operating Income Margin
MSA(1)	Stores	YTD 2019	YTD 2018	Growth	YTD 2019	YTD 2018	Growth	YTD 2019	YTD 2018	Growth	YTD 2019	YTD 2018	Growth
Riverside-San Bernardino-Ontario, CA	46	$28,496	$27,236	4.6%	$7,213	$7,143	1.0%	$21,283	$20,093	5.9%	74.7%	73.8%	0.9%
Portland-Vancouver-Hillsboro, OR-WA	45	22,901	22,628	1.2%	5,845	5,820	0.4%	17,056	16,808	1.5%	74.5%	74.3%	0.2%
Atlanta-Sandy Springs-Roswell, GA	25	11,038	9,997	10.4%	3,389	3,146	7.7%	7,649	6,851	11.6%	69.3%	68.5%	0.8%
Dallas-Fort Worth-Arlington, TX	17	6,787	6,606	2.7%	2,675	2,616	2.3%	4,112	3,990	3.1%	60.6%	60.4%	0.2%
Oklahoma City, OK	17	6,098	5,910	3.2%	2,028	1,941	4.5%	4,070	3,969	2.5%	66.7%	67.2%	(0.5)%
Indianapolis-Carmel-Anderson, IN	16	7,625	7,200	5.9%	2,279	2,314	(1.5)%	5,346	4,886	9.4%	70.1%	67.9%	2.2%
Los Angeles-Long Beach-Anaheim, CA	14	14,859	14,411	3.1%	3,993	3,903	2.3%	10,866	10,508	3.4%	73.1%	72.9%	0.2%
Tulsa, OK	13	4,926	4,808	2.5%	1,484	1,454	2.1%	3,442	3,354	2.6%	69.9%	69.8%	0.1%
North Port-Sarasota-Bradenton, FL	12	8,022	7,690	4.3%	2,539	2,596	(2.2)%	5,483	5,094	7.6%	68.3%	66.2%	2.1%
Phoenix-Mesa-Scottsdale, AZ	12	7,713	7,509	2.7%	2,220	2,100	5.7%	5,493	5,409	1.6%	71.2%	72.0%	(0.8)%
Las Vegas-Henderson-Paradise, NV	11	5,919	5,359	10.4%	1,646	1,699	(3.1)%	4,273	3,660	16.7%	72.2%	68.3%	3.9%
Other MSAs	211	98,001	93,691	4.6%	31,620	30,825	2.6%	66,381	62,866	5.6%	67.7%	67.1%	0.6%
Total/Weighted Average	439	$222,385	$213,045	4.4%	$66,931	$65,557	2.1%	$155,454	$147,488	5.4%	69.9%	69.2%	0.7%

(1) MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.

Supplemental Schedule 7 (continued)

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Nine Months Ended September 30, 2019 compared to Nine Months Ended September 30, 2018
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
MSA(1)	Units		YTD 2019	YTD 2018	Growth	YTD 2019	YTD 2018	Growth	YTD 2019	YTD 2018	Growth
Riverside-San Bernardino-Ontario, CA	24,871	3,343,166	90.3%	90.8%	(0.5)%	90.7%	92.2%	(1.5)%	$11.91	$11.21	6.2%
Portland-Vancouver-Hillsboro, OR-WA	17,618	2,152,323	84.3%	85.9%	(1.6)%	84.8%	85.6%	(0.8)%	16.42	16.08	2.1%
Atlanta-Sandy Springs-Roswell, GA	11,493	1,578,405	92.2%	88.4%	3.8%	90.1%	86.6%	3.5%	10.02	9.50	5.5%
Dallas-Fort Worth-Arlington, TX	6,427	858,372	88.2%	88.5%	(0.3)%	87.9%	88.5%	(0.6)%	11.63	11.31	2.8%
Oklahoma City, OK	7,724	1,088,227	89.2%	84.9%	4.3%	87.0%	83.9%	3.1%	8.34	8.40	(0.7)%
Indianapolis-Carmel-Anderson, IN	8,783	1,134,830	91.9%	91.4%	0.5%	90.4%	87.7%	2.7%	9.63	9.36	2.9%
Los Angeles-Long Beach-Anaheim, CA	9,738	1,062,914	86.8%	89.2%	(2.4)%	88.9%	90.9%	(2.0)%	20.11	19.06	5.5%
Tulsa, OK	6,125	814,815	88.5%	87.9%	0.6%	87.9%	86.2%	1.7%	8.89	8.83	0.7%
North Port-Sarasota-Bradenton, FL	7,778	756,133	85.4%	85.0%	0.4%	85.0%	85.8%	(0.8)%	16.06	15.76	1.9%
Phoenix-Mesa-Scottsdale, AZ	7,404	833,439	87.7%	86.2%	1.5%	86.6%	87.0%	(0.4)%	13.73	13.34	2.9%
Las Vegas-Henderson-Paradise, NV	5,826	736,215	90.5%	94.3%	(3.8)%	91.2%	93.4%	(2.2)%	11.26	10.08	11.7%
Other MSAs	97,592	12,653,705	90.2%	90.0%	0.2%	89.7%	89.1%	0.6%	11.15	10.75	3.7%
Total/Weighted Average	211,379	27,012,544	89.4%	89.3%	0.1%	89.0%	88.7%	0.3%	$11.91	$11.49	3.7%

(1) MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.

Supplemental Schedule 8

Same Store Operating Data (439 Stores) - Trailing Five Quarters
(dollars in thousands, except per square foot data) (unaudited)

	3Q 2019	2Q 2019	1Q 2019	4Q 2018	3Q 2018	YTD 2019	YTD 2018
Revenue
Rental revenue	$73,444	$71,481	$69,935	$70,430	$70,873	$214,860	$205,947
Other property-related revenue	2,571	2,580	2,374	2,345	2,427	7,525	7,098
Total revenue	76,015	74,061	72,309	72,775	73,300	222,385	213,045
Property operating expenses
Store payroll and related costs	6,845	6,848	6,911	6,742	6,637	20,604	20,210
Property tax expense	6,169	5,929	6,206	6,006	5,963	18,304	17,662
Other property operating expenses	9,581	9,276	9,166	8,957	9,410	28,023	27,685
Total property operating expenses	22,595	22,053	22,283	21,705	22,010	66,931	65,557
Net operating income	$53,420	$52,008	$50,026	$51,070	$51,290	$155,454	$147,488

Net operating income margin	70.3%	70.2%	69.2%	70.2%	70.0%	69.9%	69.2%

Occupancy at period end	89.4%	90.9%	88.6%	87.4%	89.3%	89.4%	89.3%

Average occupancy	90.2%	89.6%	87.7%	88.2%	89.9%	89.0%	88.7%

Average annualized rental revenue per occupied square foot	$12.06	$11.81	$11.82	$11.83	$11.68	$11.91	$11.49

Supplemental Schedule 9

Reconciliation of Same Store Data and Net Operating Income to Net Income
(dollars in thousands) (unaudited)

	3Q 2019	2Q 2019	1Q 2019	4Q 2018	3Q 2018	YTD 2019	YTD 2018
Rental revenue
Same store portfolio	$73,444	$71,481	$69,935	$70,430	$70,873	$214,860	$205,947
Non-same store portfolio	19,302	15,694	12,920	9,071	6,372	47,916	14,391
Effect of bad debt expense classification resulting from adoption of leasing standard(1)	—	—	—	2,325	2,302	—	6,239
Total rental revenue (as reported)	92,746	87,175	82,855	81,826	79,547	262,776	226,577
Other property-related revenue
Same store portfolio	2,571	2,580	2,374	2,345	2,427	7,525	7,098
Non-same store portfolio	646	548	450	281	260	1,644	459
Total other property-related revenue	3,217	3,128	2,824	2,626	2,687	9,169	7,557
Property operating expenses
Same store portfolio	22,595	22,053	22,283	21,705	22,010	66,931	65,557
Non-same store portfolio	6,393	5,137	4,174	2,883	2,240	15,704	5,166
Effect of bad debt expense classification resulting from adoption of leasing standard(1)	—	—	—	2,325	2,302	—	6,239
Total property operating expenses (as reported)	28,988	27,190	26,457	26,913	26,552	82,635	76,962

Net operating income	66,975	63,113	59,222	57,539	55,682	189,310	157,172
Management fees and other revenue	5,374	5,116	4,893	4,846	3,148	15,383	7,464
General and administrative expenses	(12,039)	(11,170)	(10,766)	(10,606)	(8,848)	(33,975)	(25,614)
Depreciation and amortization	(27,598)	(25,829)	(24,349)	(22,921)	(22,469)	(77,776)	(66,226)
Interest expense	(14,432)	(13,947)	(13,211)	(11,961)	(10,656)	(41,590)	(30,763)
Equity in (losses) earnings of unconsolidated real estate ventures	(1,214)	(1,646)	(2,102)	(1,713)	242	(4,962)	290
Acquisition costs	(321)	(305)	(157)	(192)	(141)	(783)	(471)
Non-operating (expense) income	(8)	(169)	(98)	(160)	153	(275)	69
Gain on sale of self storage properties	—	2,814	—	—	—	2,814	391
Income tax expense	(223)	(244)	(492)	(349)	(282)	(959)	(469)
Net Income	$16,514	$17,733	$12,940	$14,483	$16,829	$47,187	$41,843

(1) As a result of the new leasing standard adoption, beginning on January 1, 2019, activity related to uncollectible accounts is presented within revenue. For periods prior to 2019, such amounts were previously included in operating expenses, and as such, for comparability, NSA has presented activity related to uncollectible accounts as a reduction to same store and non-same store revenue and operating expenses.

Supplemental Schedule 10

Selected Financial Information
(dollars in thousands, except per square foot data) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Average Annualized Rental Revenue Per Occupied Square Foot

Same store	$12.06	$11.68	$11.91	$11.49
Total consolidated portfolio	12.20	11.76	12.06	11.54

Average Occupancy

Same store	90.2%	89.9%	89.0%	88.7%
Total consolidated portfolio	89.6%	89.7%	88.6%	88.5%

Total Consolidated Portfolio Capital Expenditures

Recurring capital expenditures	$2,016	$1,595	$6,773	$4,030
Value enhancing capital expenditures	1,234	474	3,386	3,149
Acquisitions capital expenditures	2,219	2,762	6,547	7,511
Total consolidated portfolio capital expenditures	$5,469	$4,831	$16,706	$14,690

Property Operating Expenses Detail

Store payroll and related costs	$8,705	$7,347	$25,362	$21,873
Property tax expense	7,730	6,532	22,149	18,943
Other property operating expenses	12,553	10,371	35,124	29,907
Bad debt expense	—	2,302	—	6,239
Property operating expenses on the Company's statements of operations	$28,988	$26,552	$82,635	$76,962

General and Administrative Expenses Detail

Supervisory and administrative expenses	$5,219	$4,335	$14,825	$12,577
Equity-based compensation expense	1,153	1,022	3,373	2,808
Other general and administrative expenses	5,667	3,491	15,777	10,229
General and administrative expenses on the Company's statements of operations	$12,039	$8,848	$33,975	$25,614

Glossary

This Earnings Release and Supplemental Financial Information includes certain financial and operating measures used by NSA management that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP. NSA's definitions and calculations of these non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other real estate companies and, accordingly, may not be comparable. These non-GAAP financial and operating measures should not be considered an alternative to GAAP net income or any other GAAP measurement of performance and should not be considered an alternative measure of liquidity.

2016 JOINT VENTURE: NSA's 2016 Joint Venture was formed in 2016 with a major state pension fund advised by Heitman Capital Management LLC. NSA's ownership in the 2016 Joint Venture is 25% and NSA earns customary fees for managing and operating the 2016 Joint Venture properties. In connection with the 2016 Joint Venture’s acquisition of an initial portfolio of self storage properties, NSA separately acquired the property management platform related to the initial portfolio, including a property management company, a captive insurance company, and related intellectual property, including the iStorage brand, under which NSA's management platform operates the 2016 Joint Venture.
2018 JOINT VENTURE: NSA's 2018 Joint Venture was formed in 2018 with an affiliate of Heitman America Real Estate REIT LLC to acquire a portfolio of over 100 self storage properties. NSA's ownership in the 2018 Joint Venture is 25% and NSA earns customary fees for managing and operating the 2018 Joint Venture properties. Substantially all of the 2018 Joint Venture properties are operated by NSA's management platform under NSA's iStorage brand.
AVERAGE ANNUALIZED RENTAL REVENUE PER OCCUPIED SQUARE FOOT: Average annualized rental revenue per occupied square foot is computed by dividing annualized rental revenue (including fees and net of any discounts and uncollectible customer amounts) by average occupied square feet.
AVERAGE OCCUPANCY: Average occupancy is calculated based on the average of the month-end occupancy immediately preceding the period presented and the month-end occupancies included in the respective period presented.
CAPITAL EXPENDITURES DEFINITIONS
ACQUISITIONS CAPITAL EXPENDITURES: Acquisitions capital expenditures represents the portion of capital expenditures capitalized during the current period that were identified and underwritten prior to a property's acquisition.
RECURRING CAPITAL EXPENDITURES: Recurring capital expenditures represents the portion of capital expenditures that are deemed to replace the consumed portion of acquired capital assets and extend their useful lives.
VALUE ENHANCING CAPITAL EXPENDITURES: Value enhancing capital expenditures represents the portion of capital expenditures that are made to enhance the revenue and value of an asset from its original purchase condition.
EBITDA: NSA defines EBITDA as net income (loss), as determined under GAAP, plus interest expense, loss on early extinguishment of debt, income taxes, depreciation and amortization expense and the Company's share of unconsolidated real estate venture depreciation and amortization. NSA defines ADJUSTED EBITDA as EBITDA plus acquisition costs, organizational and offering expenses, equity-based compensation expense, losses on sale of properties and impairment of long-lived assets, minus gains on sale of properties and debt forgiveness, and after adjustments for unconsolidated partnerships and joint ventures. These further adjustments eliminate the impact of items that the Company does not consider indicative of its core operating performance. In evaluating EBITDA and Adjusted EBITDA, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in this presentation. NSA's presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items.
NSA presents EBITDA and Adjusted EBITDA because the Company believes they assist investors and analysts in comparing the Company's performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. EBITDA and Adjusted EBITDA have limitations as an analytical tool. Some of these limitations are:

•	EBITDA and Adjusted EBITDA do not reflect the Company's cash expenditures, or future requirements, for capital expenditures, contractual commitments or working capital needs;

•	EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's debts;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•
Adjusted EBITDA excludes equity-based compensation expense, which is and will remain a key element of the Company's overall long-term incentive compensation package, although the Company excludes it as an expense when evaluating its ongoing operating performance for a particular period;

•	EBITDA and Adjusted EBITDA do not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of its ongoing operations; and

•	other companies in NSA's industry may calculate EBITDA and Adjusted EBITDA differently than NSA does, limiting their usefulness as comparative measures.
NSA compensates for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with the Company's analysis of net income (loss). EBITDA and Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues and net income (loss).
FUNDS FROM OPERATIONS: Funds from operations, or FFO, is a widely used performance measure for real estate companies and is provided here as a supplemental measure of the Company's operating performance. The December 2018 Nareit Funds From Operations White Paper - 2018 Restatement, which the Company refers to as the White Paper, defines FFO as net income (as determined under GAAP), excluding: real estate depreciation and amortization, gains and losses from the sale of certain real estate assets, gains and losses from change in control, impairment write-downs of certain real estate assets and impairment of investments in entities when it is directly attributable to decreases in the value of depreciable real estate held by the entity and after items to record unconsolidated partnerships and joint ventures on the same basis. Distributions declared on subordinated performance units and DownREIT subordinated performance units represent NSA's allocation of FFO to noncontrolling interests held by subordinated performance unitholders and DownREIT subordinated performance unitholders. For purposes of calculating FFO attributable to common shareholders, OP unitholders, and LTIP unitholders, NSA excludes distributions declared on subordinated performance units, DownREIT subordinated performance units, preferred shares and preferred units. NSA defines CORE FFO as FFO, as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its core operating performance. These further adjustments consist of acquisition costs, organizational and offering costs, gains on debt forgiveness, gains (losses) on early extinguishment of debt, and after adjustments for unconsolidated partnerships and joint ventures.
Management uses FFO and Core FFO as key performance indicators in evaluating the operations of NSA's properties. Given the nature of NSA's business as a real estate owner and operator, the Company considers FFO and Core FFO as key supplemental measures of its operating performance that are not specifically defined by GAAP. NSA believes that FFO and Core FFO are useful to management and investors as a starting point in measuring the Company's operational performance because FFO and Core FFO exclude various items included in net income (loss) that do not relate to or are not indicative of the Company's operating performance such as gains (or losses) from sales of self storage properties and depreciation, which can make periodic and peer analyses of operating performance more difficult. NSA's computation of FFO and Core FFO may not be comparable to FFO reported by other REITs or real estate companies.
FFO and Core FFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, operating income and net income (loss). FFO and Core FFO do not represent cash generated from operating activities determined in accordance with GAAP and are not a measure of liquidity or an indicator of NSA's ability to make cash distributions. NSA believes that to further understand the Company's performance, FFO and Core FFO should be compared with the Company's reported net income (loss) and considered in addition to cash flows computed in accordance with GAAP, as presented in the Company's consolidated financial statements.
HYPOTHETICAL LIQUIDATION AT BOOK VALUE METHOD: In accordance with GAAP, the Company allocates income (loss) utilizing the hypothetical liquidation at book value ("HLBV") method, in which the Company allocates income or loss based on the change in each unitholders’ claim on the net assets of the Company's operating partnership at period end after adjusting for any distributions or contributions made during such period. The Company uses this method because of the difference between the distribution rights and priorities set forth in the operating partnership's Agreement of Limited Partnership and what is reflected by the underlying percentage ownership interests of the unitholders.
The HLBV method is a balance sheet-focused approach to income (loss) allocation. A calculation is prepared at each balance sheet date to determine the amount that unitholders would receive if the operating partnership were to liquidate all of its assets (at GAAP net book value) and distribute the resulting proceeds to its creditors and unitholders based on the contractually defined liquidation priorities. The difference between the calculated liquidation distribution amounts at the beginning and the end of the reporting period, after adjusting for capital contributions and distributions, is used to derive each unitholder's share of the income (loss) for the period. Due to the stated liquidation priorities and because the HLBV method incorporates non-cash items such as depreciation expense, in any given period, income or loss may be allocated disproportionately to unitholders as compared to their respective ownership percentage in the operating partnership, and net income (loss) attributable to National Storage Affiliates Trust could be more or less net income than actual cash distributions received and more or less income or loss than what may be received in the event of an actual liquidation. Additionally, the HLBV method could result in net income (or net loss) attributable to National Storage Affiliates Trust during a period when the Company reports consolidated net loss (or net income), or net income (or net loss) attributable to National Storage Affiliates Trust in excess of the Company's consolidated net income (or net loss). The computations of basic and diluted earnings (loss) per share may be materially affected by these disproportionate income (loss) allocations, resulting in volatile fluctuations of basic and diluted earnings (loss) per share. Readers and investors are cautioned not to place undue reliance on NSA's income (loss) allocations or earnings (loss) per share without considering the effects described above, including the effect that depreciation and amortization have on income (loss), net book value and the application of the HLBV method.
LONG-TERM INCENTIVE PLAN UNITS: Long-term incentive plan units, or LTIP units, are a special class of partnership interest in NSA's operating partnership that allow the holder to participate in the ordinary and liquidating distributions received by holders of the operating partnership units (subject to the achievement of specified levels of profitability by our operating partnership or the achievement of certain events). Upon vesting, and after achieving parity with operating partnership units, vested LTIP units may be converted into an equal number of operating partnership units, and thereafter have all the rights of operating partnership units, including redemption rights.
NET DEBT TO ANNUALIZED CURRENT QUARTER ADJUSTED EBITDA: NSA calculates net debt to Adjusted EBITDA as total debt (inclusive of $7.0 million of fair value of debt adjustments and $12.4 million of debt issuance costs) less cash and cash equivalents, divided by annualized current quarter Adjusted EBITDA.
NET OPERATING INCOME:  NSA defines net operating income, or NOI, as net income (loss), as determined under GAAP, plus general and administrative expenses, depreciation and amortization, interest expense, loss on early extinguishment of debt, equity in earnings (losses) of unconsolidated real estate ventures, acquisition costs, organizational and offering expenses, income tax expense, impairment of long-lived assets, losses on the sale of properties and non-operating expense and by subtracting management fees and other revenue, gains on sale of properties, debt forgiveness, and non-operating income. NOI is not a measure of performance calculated in accordance with GAAP.
NSA believes NOI is useful to investors in evaluating the Company's operating performance because:

•
NOI is one of the primary measures used by NSA's management and the Company's PROs to evaluate the economic productivity of the Company's properties, including the Company's ability to lease its properties, increase pricing and occupancy and control the Company's property operating expenses;

•
NOI is widely used in the real estate industry and the self storage industry to measure the performance and value of real estate assets without regard to various items included in net income that do not relate to or are not indicative of operating performance, such as depreciation and amortization, which can vary depending upon accounting methods, the book value of assets, and the impact of NSA's capital structure; and

•
NSA believes NOI helps the Company's investors to meaningfully compare the results of its operating performance from period to period by removing the impact of the Company's capital structure (primarily interest expense on the Company's outstanding indebtedness) and depreciation of the cost basis of NSA's assets from its operating results.

There are material limitations to using a non-GAAP measure such as NOI, including the difficulty associated with comparing results among more than one company and the inability to analyze certain significant items, including depreciation and interest expense, that directly affect the Company's net income (loss). NSA compensates for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with the Company's analysis of net income (loss). NOI should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues and net loss.
NET OPERATING INCOME MARGIN: The ratio of NOI divided by total rental and other property-related revenue.
NON-SAME STORE PORTFOLIO: Non-same store portfolio comprises those properties that do not meet the Same Store portfolio property definition.
OCCUPANCY AT PERIOD END:  Represents total occupied rentable square feet divided by total rentable square feet at period end.
OPERATING PARTNERSHIP UNITS:  Operating partnership units, or OP Units, are Class A common units of limited partner interest in the Company's operating partnership which are economically equivalent to NSA's common shares. NSA also owns certain of the Company's self storage properties through other consolidated limited partnership subsidiaries of the Company's operating partnership, which the Company refers to as "DownREIT partnerships." The DownREIT partnerships issue certain units of limited partner or limited liability company interest that are intended to be economically equivalent to the Company's OP units, which the Company defines as DOWNREIT OPERATING PARTNERSHIP UNIT EQUIVALENTS, or DownREIT OP units.
PROs: Participating regional operators, or "PROs", are NSA's experienced regional self storage operators with local operational focus and expertise. As of September 30, 2019, the Company had ten PROs, SecurCare Self Storage, Northwest Self Storage, Optivest Properties, Guardian Storage Centers, Move It Self Storage, Storage Solutions, Hide-Away, Personal Mini, Southern Self Storage and Moove In Self Storage.
RENTABLE SQUARE FEET: Rentable square feet includes all enclosed self storage units but excludes commercial, residential, and covered parking space.
RESTRICTED COMMON SHARES: Restricted common shares are common shares that are subject to restrictions on transferability subject to vesting and such other restrictions. Generally, a participant granted restricted common shares has all of the rights of a shareholder, including, without limitation, the right to vote and the right to receive dividends on the restricted common shares. Holders of restricted common shares are prohibited from selling such shares until they vest.
SAME STORE PORTFOLIO: NSA's same store portfolio is defined as those properties owned and operated since the first day of the earliest year presented, excluding any properties sold, expected to be sold or subject to significant changes such as expansions or casualty events which cause the portfolio's year-over-year operating results to no longer be comparable.
SUBORDINATED PERFORMANCE UNITS:  Subordinated performance units, or SP Units, are Class B common units of limited partner interest in the Company's operating partnership. SP units, which are linked to the performance of specific contributed portfolios, are intended to incentivize the Company's PROs to drive operating performance and support the sustainability of the operating cash flow generated by the contributed self storage properties that the PROs continue to manage on NSA's behalf. Because subordinated performance unit holders receive distributions only after portfolio-specific minimum performance thresholds are satisfied, the Company believes SP units play a key role in aligning the interests of the Company's PROs with NSA and the Company's shareholders. The DownREIT partnerships also issue units of limited partner interest that are intended to be economically equivalent to the Company's SP units, which the Company defines as DOWNREIT SUBORDINATED PERFORMANCE UNIT EQUIVALENTS, or DownREIT SP units.

Equity Research Coverage

Baird Equity Research	BMO Capital Markets	Citi Investment Research
RJ Milligan	R. Jeremy Metz	Michael Bilerman / Smedes Rose
813.273.8252	212.885.4053	212.816.1383 / 212.816.6243

Jefferies LLC	KeyBanc Capital Markets	Morgan Stanley
Jonathan Petersen / Reuben Treatman	Todd Thomas / Jordan Sadler	Ronald Kamdem
212.284.1705 / 212.323.3307	917.368.2286 / 917.368.2280	212.296.8319

Stifel	SunTrust Robinson Humphrey	Wells Fargo Securities, LLC
Stephen Manaker / Kevin Stein	Ki Bin Kim / Ian Gaule	Todd Stender / Philip Defelice
212.271.3716 / 212.271.3718	212.303.4124 / 212.590.0948	562.637.1371 / 443.263.6442

% of NSA Properties(1)

>10%	5 - 10%	2 - 5%	<2%

NATIONAL STORAGE AFFILIATES

735(1) Properties

560	175
Wholly-Owned	Joint Venture

GUARDIAN STORAGE / California • Arizona Storage Centers / In Partnership With StorAmerica Self Storage	Hide-Away Storage Made Easy!	Moove In Self Storage	MOVE IT Self Storage	Northwest Self Storage	OPTIVEST PROPERTIES	Personal Mini Storage	SecurCare Self Storage	Southern Self Storage	Storage Solutions	iStorage(2)
Manages 55 NSA Properties	Manages 21 NSA Properties	Manages 11 NSA Properties	Manages 30 NSA Properties	Manages 78 NSA Properties	Manages 64 NSA Properties	Manages 7 NSA Properties	Manages 215 NSA Properties	Manages 29 NSA Properties	Manages 10 NSA Properties	Manages 215 NSA Properties

(1) Property information as of September 30, 2019.
(2) The iStorage brand is owned by NSA and is not a Participating Regional Operator; 40 of the 215 managed stores are NSA corporate owned stores.